SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SCANNER TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Mexico	85-0169650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14505 21st Avenue North, Suite 220
Minneapolis, MN 55447
(Address of Principal Executive Office and Zip Code)

Scanner Technologies Corporation 2004 Equity Incentive Plan
(Full Title of the Plan)

Elwin M. Beaty
President, Chief Executive Officer and Chief Financial Officer
Scanner Technologies Corporation
14505 21st Avenue North, Suite 220
Minneapolis, MN 55447
(763) 476-8271
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert K. Ranum, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
(612) 492-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Options to Purchase Common Stock under the 2004 Plan	Indefinite	$ 0.00	$ 0.00	$ 0.00

Common Stock issuable under the 2004 Plan	1,300,000 shares	$ 0.55	$715,000.00	$84.16

TOTAL:				$84.16

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on November 2, 2005.

        The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2004 Equity Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-118510 are incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 8th day of November, 2005.

SCANNER TECHNOLOGIES CORPORATION
(the “Registrant”)

By	/s/ Elwin M. Beaty
Elwin M. Beaty
President, Chief Executive Officer and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

        Each of the undersigned constitutes and appoints Elwin M. Beaty and David P. Mork his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Scanner Technologies Corporation relating to the Scanner Technologies Corporation 2004 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Elwin M. Beaty	President, Chief Executive Officer,	November 8, 2005
Chief Financial Officer and Director
Elwin M. Beaty	(principal executive officer and principal
financial and accounting officer)

/s/ David P. Mork	Senior Vice President and Director	November 8, 2005

David P. Mork

/s/ Michael A. Thorsland	Director	November 8, 2005

Michael A. Thorsland

/s/ Betsy Brenden Radtke	Director	November 8, 2005

Betsy Brenden Radtke

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCANNER TECHNOLOGIES CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2004 Equity Incentive Plan
23.1	Consent of Fredrikson & Byron, P.A. (See Exhibit 5)
23.2	Consent of Lurie Besikof Lapidus & Company, LLP
24	Power of Attorney (See Signature Page)